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                         INDEPENDENT AUDITORS' CONSENT

To the Shareholders and Board of Trustees of First Eagle Trust:

We consent to the use of our reports dated December 8, 1997 with respect to First Eagle Fund of America, Inc. and First Eagle International Fund, Inc. included herein and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Custodian, Transfer and Dividend Disbursing Agent and Independent Auditors" in the Statement of Additional Information.

                                        /s/ KPMG Peat Marwick LLP
                                        .....................................
                                         KPMG Peat Marwick LLP

New York, New York
February 27, 1998






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